As filed with the Securities and Exchange Commission on July 28, 2016

Registration Number 333-211626

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SQN Asset Income Fund V, L.P.

(Exact name of registrant as specified in its charter)

Delaware	7359	81-1184858
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

100 Arboretum Drive, Suite 105

Newington, New Hampshire 03801

(603) 294-1420

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Michael C. Ponticello

Michael Miroshnikov

SQN Investment Advisors, LLC

100 Arboretum Drive, Suite 105

Newington, New Hampshire 03801

(603) 294-1420

(Name, address, including zip code, and telephone

number, including area code, of agent for service)

With a Copy to:

John T. Bradley, Esq.

Rushika Kumararatne de Silva, Esq.

Troutman Sanders LLP

5 Park Plaza, Suite 1400

Irvine, California 92614
(949) 622-2700 / (949) 622-2739 (fax)

Approximate date of commencement of proposed offering to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [X] (Do not check if a smaller reporting company)	Smaller reporting company [ ]

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to	Offering Price	Aggregate	Registration
Securities to be Registered	be Registered	per Unit	Offering Price	Fee
Limited Partnership Units	25,000,000	$10	$250,000,000	$25,175 *

* The Registrant previously paid the registration fee in connection with a prior filing of this Registration Statement.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

The sole purpose of this Amendment No. 2 is to file Exhibits 1.1, 1.2 and 10.1 to the Registration Statement on Form S-1 (File No. 333-211626) initially filed with the Securities and Exchange Commission on May 26, 2016. Accordingly, this Amendment No. 2 consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature pages to the Registration Statement, the exhibit index and the filed exhibits. The prospectus and the balance of Part II of the Registration Statement are unchanged and have been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits:

Exhibit Number	Description
1.1	Form of Selling Agent Agreement with SQN Securities, LLC*
1.2	Form of Selling Dealer Agreement*
3.1	Certificate of Limited Partnership of SQN Asset Income Fund V, L.P.**
4.1	Agreement of Limited Partnership of SQN Asset Income Fund V, L.P. (included as Appendix A to the prospectus)***
4.2	Form of Subscription Agreement (included as Appendix C to the prospectus)***
5.1	Opinion of Troutman Sanders LLP***
8.1	Opinion of Troutman Sanders LLP with respect to certain tax matters***
10.1	Form of Escrow Agreement*
10.2	Form of Management, Origination and Servicing Agreement**
23.1	Consent of Baker Tilly Virchow Krause, LLP — SQN AIF V GP, LLC***
23.2	Consent of Baker Tilly Virchow Krause, LLP — SQN Asset Income Fund V, L.P.***
23.3	Consent of Troutman Sanders LLP (included in Exhibit 5.1)***
23.4	Consent of Troutman Sanders LLP (included in Exhibit 8.1)***
24.1	Power of Attorney**
101	Interactive Data Files***

*	Filed herewith.
**	Previously filed as an exhibit to the Registration Statement filed on May 26, 2016.
***	Previously filed as an exhibit to the Registration Statement filed on July 14, 2016.

(b) Financial Statement Schedules

SQN AIF V GP, LLC.

See Index to Financial Statements at page F-1 of the prospectus included in Part I of the registration statement.

SQN Asset Income Fund V, L.P.

See Index to Financial Statements at page F-1 of the prospectus included in Part I of the registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on July 28, 2016 .

SQN Asset Income Fund V, L.P.

By:	SQN AIF V GP, LLC, its General Partner

/s/ MICHAEL MIROSHNIKOV
Name:	Michael Miroshnikov
Title:	President and Chief Compliance Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities for the general partner and on the dates indicated below.

Signature	Title(s)	Date

/s/ MICHAEL MIROSHNIKOV	President and Chief Compliance Officer	July 28, 2016
Michael Miroshnikov	(Principal Executive Officer)

/s/ JOSHUA YIFAT	Chief Financial Officer	July 28, 2016
Joshua Yifat	(Principal Financial and Accounting Officer)

INDEX TO EXHIBITS

Exhibit Number	Description
1.1	Form of Selling Agent Agreement with SQN Securities, LLC*
1.2	Form of Selling Dealer Agreement*
3.1	Certificate of Limited Partnership of SQN Asset Income Fund V, L.P.**
4.1	Agreement of Limited Partnership of SQN Asset Income Fund V, L.P. (included as Appendix A to the prospectus)***
4.2	Form of Subscription Agreement (included as Appendix C to the prospectus)***
5.1	Opinion of Troutman Sanders LLP***
8.1	Opinion of Troutman Sanders LLP with respect to certain tax matters***
10.1	Form of Escrow Agreement*
10.2	Form of Management, Origination and Servicing Agreement**
23.1	Consent of Baker Tilly Virchow Krause, LLP — SQN AIF V GP, LLC***
23.2	Consent of Baker Tilly Virchow Krause, LLP — SQN Asset Income Fund V, L.P.***
23.3	Consent of Troutman Sanders LLP (included in Exhibit 5.1)***
23.4	Consent of Troutman Sanders LLP (included in Exhibit 8.1)***
24.1	Power of Attorney**
101	Interactive Data Files***

*	Filed herewith.
**	Previously filed as an exhibit to the Registration Statement filed on May 26, 2016.
***	Previously filed as an exhibit to the Registration Statement filed on July 14, 2016.